Exhibit 99.1

PARAMOUNT CONTACT:	VALERITAS CONTACTS:
J. Jay Lobell	Robert R. Gonnelli
Chief Executive Officer	President and Chief Executive Officer
Paramount Acquisition Corp.	Valeritas, LLC
(212) 554-4522	(201) 825-8882
jlobell@paramountbio.com	bgonnelli@valeritas.com

or

Judy Brennan/Laurence E. White
Investor Relations Counsel
Citigate Sard Verbinnen
(312) 895-4700
jbrennan@sardverb.com/
lwhite@sardverb.com

FOR IMMEDIATE RELEASE

PARAMOUNT ACQUISITION CORP. AGREES TO ACQUIRE MAJORITY INTEREST IN VALERITAS, LLC, AN INNOVATIVE MEDICAL TECHNOLOGY COMPANY WITH AN INITIAL FOCUS ON TYPE II DIABETES MARKET

•                  Valeritas’ FDA-Cleared h-Patch™ Insulin Delivery System Aimed at Eliminating Need for Daily Multiple Insulin Injections and Improving Glycemic Control for Type II Diabetics

•                  Valeritas to Build Production, Marketing and Sales Capability to Enable Commercial Launch of h-Patch™ in 2H 2007; Company to Focus on $19 Billion Global Diabetes Market with Expected 12 Percent Annual Growth Rate over Next Five Years

•                  Valeritas’ Innovative Technologies Have Applications Across a Broad Spectrum of Therapeutic Areas

New York, NY, August 28, 2006 – Paramount Acquisition Corp. (OTCBB:  PMQC, PMQCU, PMQCW) (“Paramount”), a special purpose acquisition company, and BioValve Technologies, Inc. (“BioValve”), a privately-held innovator in life sciences, announced that they have entered into a definitive agreement whereby Paramount will acquire a majority interest in Valeritas, LLC (“Valeritas”), the recently-formed medical technologies subsidiary of BioValve.

Upon completion of the transaction expected by the end of 2006 following Paramount shareholder approval, Paramount will own approximately 58% of Valeritas, LLC. At closing, Paramount will change its name to Valeritas, Inc. and seek to be listed on Nasdaq.

Valeritas, a wholly-owned subsidiary of BioValve, was recently formed through BioValve’s contribution of medical technology assets, and Valeritas’ assumption of liabilities related to those assets. Valeritas will focus on developing and commercializing these medical technologies for the treatment of diabetes and other acute and chronic diseases. Valeritas’ medical technology portfolio is headlined by h-Patch™, a single-use, simple-to-use, daily disposable basal-bolus delivery system intended to provide intensive insulin management for patients who would benefit from more rigorous therapy throughout the day. h-Patch’s™ combined delivery of continuous basal insulin and patient-controlled bolus dosing at mealtimes is intended to effect a more reliable and precise administration of insulin previously available only through expensive and more complicated catheter-based electronic pumps. Aimed at enhancing patients’ compliance and glycemic control, the h-Patch™ is easy to use and is the smallest known FDA-cleared insulin delivery system with basal-bolus capability and no visible needle. The device recently received FDA 510(k) clearance, and Phase IV clinical trials are planned to support broad marketing and reimbursement claims.

“Paramount’s financial resources will allow us to rapidly expand our manufacturing facilities and grow our marketing and sales capabilities so that we can commercially launch our h-Patch™ product in the second half of 2007. We expect to gain momentum as we bring this simple, once-a-day treatment to market and then aggressively build our market share with a highly coordinated sales and marketing campaign,” said Robert R. Gonnelli, President and Chief Executive Officer of BioValve, and the company’s founder. “We intend to market h-Patch™ directly to endocrinologists, top-tier primary care physicians and long-term care facilities while continuing our discussions with potential global marketing partners to co-market h-Patch™ pre-filled with insulin on a worldwide basis. The h-Patch™ will allow healthcare providers to offer intensive Type I-like therapy to a much larger Type II patient population. As this breakthrough technology allows the company to build share in this large and growing market, we expect Valeritas to generate significant returns for investors over the long term.”

Mr. Gonnelli continued, “Equally important, this transaction will provide the foundation to continue our development of additional uses for the h-Patch™ system beyond diabetes. We fully anticipate that this novel delivery system will serve the unmet needs of numerous other major diseases with simplified treatments that improve patients’ quality of life.”

“As studies indicate, the global diabetes market is valued at $19 billion today and is expected to grow over the next five years at an annual rate of 12 percent,” said Lindsay A. Rosenwald, M.D., Chairman of Paramount Acquisition Corp. “We are confident that Valeritas – with the h-Patch™ poised for commercialization and a well-capitalized balance sheet from this transaction – can capture a share of this enormous market as it scales up manufacturing and builds out its sales and marketing organization.”

Dr. Rosenwald further explained, “While insulin pump manufacturers continue to add more and more features to their pumps, they are simply shifting market share within the comparatively small Type I market. To expand into the Type II population, the delivery device needs to be more discrete, affordable and easy to use. Valeritas’ simplified, less invasive and more convenient h-Patch™ technology does that. With Valeritas’ superior technology and management’s in-depth knowledge of the diabetes market, we see this as a win-win for all involved. We’re thrilled to take part in such a promising opportunity for patients and investors alike.”

Key members of BioValve’s highly experienced management team intend to join Valeritas upon the closing of the transaction. Valeritas President and Chief Executive Officer Robert R. Gonnelli founded BioValve in 1998. Mr. Gonnelli has founded and led several technology companies, many of which are focused in life sciences. He will be joined by a group of BioValve’s seasoned executives, the majority of whom have over 20 years experience in medical devices, pharmaceutical or drug delivery product development. William Van Antwerp, currently BioValve’s Chief Scientific Officer of Medical Technology, is among those joining the Valeritas management team. Mr. Van Antwerp has over 20 years experience with insulin pump leader Minimed, and most recently served as Chief Scientific Officer at Medtronic-MiniMed.

The Transaction

Under the terms of the transaction, Paramount will initially receive up to 11,900,000 Membership Units in Valeritas, or approximately 58%, and BioValve, together with its wholly-owned subsidiary corporation, BTI Tech, Inc., will initially receive 8,633,333 Membership Units in Valeritas, or approximately 42%, in each case subject to adjustment as provided in the definitive transaction agreement signed on August 25, 2006. In addition, holders of Valeritas’ $6.9 million in senior bridge debt will receive warrants to purchase after the closing of the transaction 644,860 shares of Paramount common stock at an exercise price of $5.35 per Paramount share (subject to adjustment) and will have an opportunity to exchange their debt into Paramount common stock based upon the same price per share. In exchange for its equity in Valeritas, Paramount will pay BioValve $10 million in cash and will contribute the balance of its funds to Valeritas. As of June 30, 2006, there was approximately $53.5 million in Paramount’s trust account. The number of Membership Units issued to Paramount will be reduced on a one-for-one basis with the number of shares of Paramount common stock, if any, that are redeemed by stockholders for cash in accordance with Paramount’s certificate of incorporation.

In connection with the transaction, Paramount will also receive (A) warrants to acquire 19,500,000 additional Membership Units, which warrants are mandatorily exercisable on a one-for-one basis upon the exercise of any of the 19,500,000 outstanding publicly-traded warrants issued by Paramount in connection with its initial public offering, (B) an option to acquire (1) 425,000 Membership Units and (2) warrants to acquire 850,000 Membership Units, which option is mandatorily exercisable upon the exercise of the option issued by Paramount to EarlyBird Capital, Inc., and (C) the right to receive a number of Membership Units equal to the number of shares issued by Paramount upon exchange of the notes or exercise of the warrants issued to the holders of Valeritas’ senior bridge debt. Under the terms of the definitive transaction agreements, all cash received by Paramount upon exercise of the outstanding warrants or options would be contributed to Valeritas in exchange for the additional Membership Units.

As part of the transaction, BioValve will earn $15 million upon the redemption or exercise of all of Paramount’s outstanding public warrants and BioValve will be entitled to a 4% royalty on Valeritas’ sales, up to a maximum of $25 million.

In addition, up to 15,750,000 Membership Units may be issued to BioValve as follows:

•                  Commercial launch of the h-Patch product or execution of a marketing agreement with a major pharmaceutical company

•                  1 million Membership Units

•                  Calendar Year (CY) 2007: $4 million h-Patch™ diabetes product sales

•                  1 million Membership Units

•                  CY 2007: $11 stock price for 20 trading days in a 180-trading day period

•                  1 million Membership Units

•                  CY 2008: $125 million h-Patch™ diabetes product sales

•                  1.75 million Membership Units

•                  CY 2008: $16 stock price for 20 trading days in a 180-trading day period

•                  1.5 million Membership Units

•                  Any of CY 2009, 2010 or 2011: $100 million EBITDA

•                  4 million Membership Units

•                  Any of CY 2012, 2013 or 2014: $200 million EBITDA

•                  5.5 million Membership Units

The Membership Units may not be transferred without the unanimous consent of the other members. However, following the second anniversary of the closing date, BioValve (together with BTI Tech) may redeem its Membership Units for shares of Paramount common stock. Paramount will receive one additional Membership Unit for each share of common stock issued. For the first six months following the closing, BioValve may not redeem any of its Membership Units and for the 18-month period that follows, BioValve can redeem no more than 35% (subject to certain additional limitations) of it Membership Units.

The closing of the transaction is subject to Paramount stockholder approval as well as customary closing conditions. In addition, the closing is conditioned on holders of less than 20% of the shares Paramount issued in its initial public offering electing to convert their Paramount shares into cash, as permitted by the Paramount certificate of incorporation.

About BioValve and Valeritas, LLC

Founded in 1998, BioValve Technologies, Inc. is an innovator in life sciences focused on the development and commercialization of selected pharmaceutical assets and several proprietary medical technologies. Valeritas, LLC, a wholly-owned subsidiary of BioValve, was recently formed through BioValve’s contribution of medical technology assets to Valeritas, and Valeritas’ assumption of liabilities related to those assets. Valeritas’ medical technology portfolio includes h-Patch™, and e-Patch ™ Controlled Release Disposable Micro Pump System, Mini-Ject ™ Pre-Filled Needle Free Delivery System and the Micro-Trans ™ Microneedle Transdermal Delivery Patch. These technologies, when combined with certain compounds, are designed to provide unique products that allow precise dosing in previously difficult to treat conditions. Valeritas’ medical technologies portfolio is headlined by h-Patch™, a single-use, daily disposable basal-bolus delivery system providing intensive insulin management for patients who would benefit from more rigorous therapy throughout the day. Currently located in Westborough, MA, Valeritas operates from BioValve’s facilities, including 23,000 square feet for clinical manufacturing and device research and development. Valeritas is currently in negotiations to lease space in Shrewsbury, MA to develop a state-of-the-art manufacturing and R&D facility.

About Paramount Acquisition Corp.

Paramount Acquisition Corp. is a Special Purpose Acquisition Company™ that was formed for the specific purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business in the healthcare industry. Paramount raised net proceeds of approximately $53 million through its initial public offering consummated in October 2005 and exercise of the over-allotment option, and has dedicated its attention since the offering to seeking and evaluating business combination opportunities.

Paramount Acquisition Corp. is an affiliate of Paramount BioSciences, LLC, which focuses on the development of promising in-licensed drug candidates. Founded in 1991 by Lindsay A. Rosenwald, M.D., Paramount is a unique drug development company which, with the assistance of its affiliated life sciences merchant bank, has created approximately 40 start-up companies over the past fifteen years. Since its inception, Paramount and its affiliated companies have been involved in the clinical development of more than sixty drug candidates – several of which have reached the market – and have over forty compounds in clinical development today. Paramount has extensive experience in all facets of the development of emerging life sciences companies and provides its portfolio companies a wide range of professional and financial support services.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Paramount, Valeritas and their combined business after completion of the proposed business combination. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Paramount’s and BioValve’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the medical device business, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition from or introduction of new and superior products by other providers of drug delivery technologies and pharmaceuticals; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Paramount’s Annual Report on Form 10-KSB for the year ended December 31, 2005. The information set forth herein should be read in light of such risks. Neither Paramount nor Valeritas assumes any obligation to update the information contained in this press release.

Additional information concerning the transaction is included in the Current Report on Form 8-K filed today by Paramount with the Securities and Exchange Commission (the “SEC”). A stockholder meeting will be announced soon to obtain stockholder approval for the transactions. Paramount intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the transaction, which will be mailed to Paramount’s stockholders. PARAMOUNT’S STOCKHOLDERS ARE URGED TO READ THE PROXY

STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AGREEMENT, PARAMOUNT AND VALERITAS. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from Paramount, at 787 7th Avenue, 48th Floor, New York, New York  10019.

Paramount, Valeritas and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Paramount’s stockholders with respect to the transaction. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Paramount, Valeritas and their respective officers and directors in the proposed transaction by reading Paramount’s proxy statement, which will be filed with the SEC.